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                                                                  Exhibit (N)(2)

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the inclusion in this Pre-Effective Amendment No. 2 to Registration Statement Nos. 333-33707 and 811-08337 of Snyder STRYPES Trust (the "Trust") on Form N-2 of our report dated September 16, 1997 relating to the audit of the statement of assets, liabilities and capital of the Trust and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

New York, New York
September 16, 1997